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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
LIN Television Corporation


     We consent to the references to our firm under the captions "Summary Historical Financial Data," "Selected Consolidated Financial and Operating Data," "Change In Accountant," and "Experts" and to the use of our reports dated January 19, 1998, except for Note 2, as to which the date is March 3, 1998 and dated March 3, 1998, in the Registration Statement (Form S-1 No. 333-54003) and related Prospectus of LIN Television Corporation.


                                            ERNST & YOUNG LLP

Fort Worth, Texas

August 6, 1998